                                                                    Exhibit 21

                              SUBSIDIARIES OF COMPANY

                                                            STATE OR
                                                            JURISDICTION
NAME OF SUBSIDIARY                                          OF INCORPORATION
------------------                                          ----------------
Acuity Imaging LLC                                          Delaware
Northeast Robotics LLC                                      Delaware
RVSI Europe Limited                                         United Kingdom
RVSI Europe (North) Limited                                 United Kingdom
RVSI Europe (South) S.A.                                    France
RVSI Europe Central GmbH                                    Germany
CiMatrix LLC                                                Delaware
Systemation Engineered Products, Inc.                       Wisconsin
Vanguard Automation, Inc.                                   Delaware